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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 26, 2001



                              AGL RESOURCES INC.
            (Exact name of registrant as specified in its charter)



         Georgia                       1-14174                      58-2210952
(State or other jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
     of incorporation)



                        817 West Peachtree Street, N.W.
                                  10th Floor
                            Atlanta, Georgia  30308
         (Address of principal executive offices, including zip code)

                                 404-584-9470
             (Registrant's telephone number, including area code)


                                Not applicable
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.

      On August 23, 2001, the registrant announced that it would file a motion for reconsideration of the determination in August by the Georgia Public Service Commission (the "Georgia PSC") to review the registrant's current rate structure. The rate review results from a concern by the Georgia PSC that the registrant is realizing a rate return that is higher than its allowed rate of return, even though, as reported in the registrant's then most recent monthly filing with the Georgia PSC, the registrant's return on equity for the 12 months ended May 31, 2001 was 9.9% compared to the 11.0% return on equity authorized by the Georgia PSC.

      On September 26, 2001, the Georgia PSC issued an order which denied the registrant's motion for reconsideration. Because of the legal expenses associated with the regulatory appeal process, the registrant has elected not to appeal the denial of the motion but intends to vigorously defend its current rate structure in the review proceedings. Based on the schedule adopted by the Georgia PSC, a final decision on the rate review is expected in March 2002.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AGL RESOURCES INC.
                                     (Registrant)


Date: October 2, 2001                By /s/ Richard T. O'Brien
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                                        Richard T. O'Brien
                                        Executive Vice President and
                                        Chief Financial Officer